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Exhibit 24.1

POWER OF ATTORNEY

        The undersigned directors of Bausch & Lomb Incorporated (the "Company"), each hereby constitutes and appoints Ronald L. Zarrella and Robert B. Stiles, or either of them, his or her respective true and lawful attorneys and agents, each with full power and authority to act as such without the other, to sign for and on behalf of the undersigned the Company's S-4 Registration Statement relating to $160,000,000 of the Company's 2004 Senior Convertible Notes Due 2023 and shares of Common Stock issuable upon conversion thereof, to be filed with the Securities and Exchange Commission on or about November 12, 2004, pursuant to the Securities Exchange Act of 1933 and the related rules and regulations thereunder, and any amendment or amendments thereto, the undersigned hereby ratifying and confirming all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, this instrument has been executed by the undersigned in counterparts on the dates set forth below:

Signature
/s/ ALAN M. BENNETT Alan M. Bennett November 2, 2004	/s/ JOHN R. PURCELL John R. Purcell November 2, 2004
/s/ DOMENICO DESOLE Domenico DeSole November 2, 2004	/s/ LINDA JOHNSON RICE Linda Johnson Rice November 2, 2004
/s/ PAUL A. FREIDMAN Paul A. Friedman November 2, 2004	/s/ WILLIAM H. WALTRIP William H. Waltrip November 2, 2004
/s/ JONATHAN S. LINEN Jonathan S. Linen November 2, 2004	/s/ BARRY W. WILSON Barry W. Wilson November 2, 2004
/s/ RUTH R. MCMULLIN Ruth R. McMullin November 2, 2004	/s/ KENNETH L. WOLFE Kenneth L. Wolfe November 2, 2004

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POWER OF ATTORNEY